Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (the “Agreement”), dated as of September 15, 2014, is made by and between Marc Panoff (“Employee”) and Retrophin, Inc., a Delaware corporation (“Employer”).

RECITALS

A. Employee is employed as Chief Financial Officer of Employer pursuant to that certain Employment Agreement dated as of May 7, 2013 (as amended by that certain Amendment to the Employment Agreement, dated as of June 30, 2013, the “Employment Agreement”). Employee’s employment under the Employment Agreement with Employer will end on the Separation Date (as defined below).

B. Employee and Employer (collectively, the “Parties” or, each individually, a “Party”) mutually desire to allow Employee to resign effective as of the Separation Date in accordance with the following agreed upon terms. Employer has elected to offer Employee consideration and benefits as described herein and to which Employee would not otherwise be entitled, and which Employee agrees and acknowledges constitute good and sufficient consideration for the covenants, representations, warranties and releases made in this Agreement.

AGREEMENT

Based upon the foregoing, and in consideration of the mutual promises contained in this Agreement, Employee and Employer (for its benefit and the benefit of the other Employer Releasees (as defined below)) agree, effective upon the date of execution by Employee, as follows:

1. Certain Defined Terms. In this Agreement, the following terms have the meanings ascribed in this Section.

(a) “Cause” means (i) Employee’s willful or deliberate failure to perform his duties or gross negligence in the performance of his duties; (ii) Employee’s material breach of a material term of this Agreement; (iii) Employee’s dishonesty, willful misconduct or fraud in connection with his employment by Employer, the performance of his duties or in any way related to the business of Employer, which causes harm to Employer; (iv) Employee continually failing to perform the material duties of the terms of his employment or received a “negative” or similar performance review; (v) Employee being under the influence of drugs or alcohol (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties to Employer; (vi) a violation of any law relating to employment discrimination, harassment, or retaliation or any policy of Employer relating to employment discrimination, harassment or retaliation by Employee; (vii) a reportable violation of any applicable banking, securities or commodities laws, rules or regulations by Employee that constitutes a serious offense or that could or does result in a significant fine; (viii) the commission of any act of fraud, larceny, misappropriation of funds or embezzlement, conviction of a felony or a crime of moral depravity or a violation of law by Employee that occurs in the course of his employment with Employer; (ix) Employee engaging

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in conduct which is intentionally materially injurious to the business, reputation or goodwill of Employer; or (x) Employee’s material violation of applicable policies, practices and standards of behavior of which Employee has been made aware; provided, however, that before being terminated for Cause, Employee shall be given notice of the actions underlying cause and ten (10) days to cure same, if curable, before such termination shall be effective.

(b) “Continued Employment Period” means the period from the date of this Agreement through and until the Separation Date.

(c) “Good Reason” means a reasonable and good faith belief by Employee that carrying out a directive by Employer in connection with his employment violates Employee’s legal or ethical obligations; provided, that Employee shall first give Employer written notice of any such situation and work in good faith with Employer to reach a mutually agreeable resolution thereto.

(d) “Separation Date” means the date that is the earlier of (i) February 28, 2015, (ii) termination of Employee for Cause or (iii) resignation by Employee for Good Reason.

2. Authority; Payments Received. Employee represents that he has full power and authority to enter into this Agreement and agrees that he has been paid all amounts due and owing as of the date of execution of this Agreement, including without limitation, any and all wages, bonus, incentive pay, accrued but unused vacation, expenses or any and all other forms of compensation. Employee further understands, agrees and acknowledges that such amounts do not constitute consideration for purposes of this Agreement.

3. Continuing Obligations under Employment Agreement. The Parties agree and acknowledge that the terms and conditions of the Employment Agreement shall continue in full force and effect during the Continued Employment Period (including without limitation Section 3 (Compensation and Benefits) thereof); provided, however, that:

(a)	references to “Term” in the Employment Agreement shall be deemed replaced with “Continued Employment Period”; and

(b)	the following sections of the Employment Agreement shall be deemed superseded and replaced by this terms and provisions of this Agreement: Section 4 (Term), Section 5 (Termination), Section 6 (Entire Agreement) and Section 14 (Governing Law; Arbitration).

4. Consideration and Effective Date. The Parties recognize that, apart from this Agreement, Employer is not obligated to provide Employee with the benefits set forth in Exhibit A. Upon the lapse of the seven (7) day revocation period described in Section 13 immediately following the Separation Date (the “Effective Date”), and in any case within the timeframe set forth in Exhibit A, Employer will provide Employee with the consideration set forth in Exhibit A. Employer’s obligations to provide the payments and benefits set forth in Exhibit A are not triggered before the Effective Date occurs. Employer shall not be required to provide Employee the consideration set forth on Exhibit A in the event that, prior to the Separation Date, Employee (a) is terminated by Employer for Cause, (b) terminates his employment with Employer without Good Reason or (c) commences employment with another party.

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The above described consideration is being provided in lieu of any and all payments and/or other consideration of any kind, which at any time has been the subject of any prior discussions, representations, inducements, promises, oral or written, direct or indirect, contingent or otherwise, including, without limitation, future wage and benefit claims.

5. Taxes. Employer shall withhold from amounts due to Employee pursuant to Exhibit A all amounts required to be withheld for purposes of federal, state and local taxes. Notwithstanding any such tax withholding, Employee remains responsible for any and all federal, state, or local income taxes, employment taxes or other taxes that are or may be assessed against him relating to the consideration provided pursuant to this Agreement and Exhibit A, as well as all interest or penalties (if any) that may be owed in connection with such taxes. Employer will comply with the law with respect to appropriate withholdings, but otherwise Employee is not relying on any representations or conduct of Employer with respect to the adequacy of the withholdings.

6. Mutual Releases.

(a) Mutual Current Release. In consideration of Employee’s continued services to the Employer and continued employment beyond the date of this Agreement, and other consideration the receipt and sufficiency of which is hereby acknowledged, Employee, on behalf of himself, his dependents, heirs, executors, administrators, assigns and successors, and each of them hereby, on the one hand, and Employer, on the other:

(i) voluntarily, fully and unconditionally mutually releases and forever discharges the other party, its affiliates and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them (hereinafter “Employer Releasees” and “Employee Releasees,” respectively), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”) relating broadly to all matters touching upon Employee’s employment with Employer, which Employee and Employer now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any or all said Employer Releasees and Employee Releasees, respectively, arising on or before the date of this Agreement, including, but not limited to, any Claims arising out of or in any way connected with Employee’s employment with and/or separation from Employer, and in the case of Employee, includes any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act, as amended (the “OWBPA”), New York civil rights laws and regulations, New York wage/hour laws and regulations, or any other federal, state or

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local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(ii) agrees not to sue any or all of the Employer Releasees and Employee Releasees, respectively, with respect to any matter released or discharged herein, except that Employee may seek a determination of the validity of the waiver of his rights under the ADEA. Nothing in this Agreement is intended to reflect any Party’s belief that the waiver of Employee’s Claims under the ADEA is invalid or unenforceable, it being the intent of the Parties that such Claims are waived.

(b) Employee Secondary Release. In order to be eligible to receive the payments and benefits described in Section 3, in addition to complying with the other requirements of this Agreement, Employee shall execute the release attached hereto as Exhibit B (the “Secondary Release”) promptly, and in any event within twenty-one (21) days, following the Separation Date. For the avoidance of doubt, if Employee fails to timely execute the Secondary Release within twenty-one (21) days following the Separation Date, he shall no longer be eligible to receive the payment and benefits described in Section 3.

(c) Employee further represents and warrants that at the time of execution of this Agreement, he suffers from no disability or medical condition as defined under the Family and Medical Leave Act and/or any similar New York State law, nor does he have any workers’ compensation claims he intends to file against Employer.

(d) Mistakes in Fact; Voluntary Consent. Employee acknowledges that, after the execution of this Agreement, Employee may discover facts different from or in addition to those that he now knows or believes to be true with respect to the Claims released herein. Nonetheless, this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts and Employee intends to fully, finally, and forever settle and release those Claims released in this Agreement. Employee further acknowledges he intends to release any unknown or suspected claims as described herein and understands the significance of his waiver.

7. Exclusions from General Release and Discharge. Notwithstanding the above, Employee does not and will not release or discharge pursuant to this Agreement or the Secondary Release (a) any right to continue his group health insurance coverage pursuant to applicable law; (b) any vested benefits in any qualified retirement plan; (c) any Claim for breach of this Agreement; (d) any right or obligation from Employer to Employee created under this Agreement and (e) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). Employee does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on his behalf.

8. No Lawsuits. Employee represents that neither he nor any executor, heir, administrator or assignee has filed or initiated any suits, claims, charges, complaints or actions against Employer or any Employer Releasees, or assigned to anyone any such claims. Employee

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agrees to take any and all steps reasonably necessary to ensure that no lawsuit arising out of any Claim released herein shall ever be prosecuted by Employee or on his behalf in any forum, and hereby warrants and covenants that no such action has been filed or shall ever be filed or prosecuted.

9. Restrictive Covenants.

(a) Continuing Obligations. Employee agrees that from and after the date hereof he will continue to abide by the terms of Sections 6 (Inventions/Work for Hire), 7 (Non-Disparagement/Media), 8 (Non-Competition/Non-Solicitation) and 10 (Protection of Confidential Information) of the Employment Agreement. Employee understands, acknowledges and agrees that whether or not Employee signs this Agreement, he both a contractual and common law obligation to protect the confidentiality of Employer’s trade secret information, including Confidential Information, after the termination of Employee’s employment for so long as the information remains confidential.

(b) Nondisparagement.

(i) Except as required by law, Employee agrees he will refrain from making any representation, statement, comment or any other form of communication (“Representation”), whether written or oral, to any person or entity, which Representation reflects any opinion, judgment, observation or representation of fact, which disparages, denigrates, criticizes or otherwise reflects negatively on Employer, its officers and directors, and/or its products or services. Employee further agrees that, except to the extent required by law or subpoena, he will refrain from making any disparaging or derogatory Representation pertaining to or relating to: (A) Employer, any Employer Releasees and/or Employer and/or Employer Releasees’ business, products, services, officers, directors, agents, attorneys, employees (except in the case of agents or attorneys, this provision is limited to persons with whom Employee substantively interacted during the course of his employment); or (B) Employee’s employment with Employer, or the ending of that employment with Employer, except that he may disclose such facts to his spouse, as well as to his attorneys, accountants, insurers, spouse, or licensed physician or other professional advisors to whom the disclosure is necessary to effect the purpose for which the professional has been consulted, provided that the professional agrees to be bound by this confidentiality provision.

(ii) Employer covenants and agrees that it will take all steps reasonably necessary to ensure that its senior officers and directors do not disparage Employee, to the same extent that Employee is restricted as to Employer, and shall notify all such persons in writing of this restriction and take such future actions as are reasonably necessary to ensure future compliance. Furthermore, if Employer obtains actual notice that any of its employees or agents has engaged in or intends to engage in disparagement of Employee, Employer shall take reasonable steps to cause said employee or agent to refrain from such conduct.

(iii) Any breach of this Section shall be a material breach of this Agreement.

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(iv) Notwithstanding the foregoing, any public statement or press release by Employer in respect of Employee’s departure from Employer or this Agreement, shall be subject to the reasonable approval of Employee, which approval shall not be unreasonably withheld, delayed or conditioned.

(c) Return of Employer Property. Employee represents and warrants that he returned to Employer all of Employer’s property and Confidential Information (as defined in the Employment Agreement), and all physical or electronic copies thereof, in his possession as of the Separation Date. Employee represents and warrants that he has returned to Employer or destroyed, at Employer’s request, all Employer documents (and all physical or electronic copies thereof) and any other Employer property in his possession, custody or control, including, but not limited to, Employer files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, and other tangible materials of any kind which contain or embody any proprietary or Confidential Information or material of Employer or any third party confidential material obtained during work for Employer (and all physical or electronic reproductions thereof), and that he returned to Employer any Employer owned property, including without limitation, and all memory sticks, credit cards, entry cards, identification badges and keys, and any other Employer equipment in his possession, custody or control.

10. Indemnification. Subject to applicable law, Employee will be provided indemnification to the maximum extent permitted by Employer’s Bylaws and Certificate of Incorporation, including coverage, if applicable, under any directors and officers insurance policies, with such indemnification determined by the board of directors of Employer (the “Board”) or any of its committees in good faith based on principles consistently applied (subject to such limited exceptions as the Board may approve in cases of hardship) and on terms no less favorable than those provided to any other Employer executive officer or director. The rights to indemnification conferred hereby shall include, to the extent permitted by applicable law, the right to be paid by Employer the legal fees and other costs, expenses and disbursements incurred in defending any action, suit, proceeding or investigation with respect to which Employee is entitled to indemnification in advance of its final disposition subject to receipt by Employer of an undertaking by Employee to repay such amount, or a portion thereof, if it shall ultimately be adjudicated that Employee is not entitled to be indemnified by Employer pursuant hereto or as otherwise permitted by law, but such repayment by Employee shall only be in an amount ultimately adjudicated to exceed the amount for which Employee was entitled to be indemnified. The advances to be made pursuant to such right shall be paid by Employer to Employee promptly following receipt by Employer of invoices or other evidence reasonably satisfactory to Employer.

11. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all Claims. Employee further agrees that this Agreement and the payment by Employer of the consideration described in Exhibit A is not an admission by Employer and/or Employer Releasees of any wrongdoing or liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be an admission of wrongdoing. Employer and Employer Releasees further specifically and expressly deny all liability or wrongful acts against Employee.

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12. Costs. The Parties shall each bear their own costs, attorneys’ fees or any other fees incurred in connection with this Agreement.

13. Enforceability and Revocability of Agreement: Employee has the right to revoke this Agreement and, upon execution thereof, the Secondary Release, solely with respect to his release of claims under the ADEA and the OWBPA (collectively, an “ADEA Release”), for up to seven (7) days after Employee signs either such document. In order to revoke an ADEA Release, Employee must sign and send a written notice of the decision to do so, following the notice provisions set forth in Section 14, below, which must be received no later than the eighth (8th) day after Employee executes this Agreement or the Secondary Release, as applicable. The obligation of Employer to make the payments required in Section 4 shall not become enforceable until all Parties have executed this Agreement, Employee has executed the Secondary Release, and the revocation period referenced in this Section has expired with respect to both this Agreement and the Secondary Release. For the avoidance of doubt, if Employee revokes any ADEA Release, Employee will not be entitled to the consideration from Employer described herein. Employee acknowledges and agrees that any revocation of an ADEA Release will not affect his release of any Claims that arise under any law (including common law), other than the ADEA and the OWBPA.

14. Notice. Unless otherwise provided, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, prepaid and specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as hereinafter set forth:

To Employer:	Retrophin, Inc.
777 Third Avenue
22nd Floor
New York, New York 10017

with a copy to:	Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attention: Evan L. Greebel, Esq.
Fax: (212) 894-5883

To Employee:	Marc Panoff
65 Rockledge Drive
Suffern, NY 10901

with a copy to:	Andrew T. Solomon
Sullivan & Worcester LLP
1633 Broadway
New York, New York 10019
Fax: (212) 660-3001

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Any Party may change his or its address for the purpose of receiving notices, demands and other communications by providing written notice to the other Party in the manner described in this Section.

15. Miscellaneous.

(a) Integration. This Agreement and the Exhibits hereto collectively constitute a single, integrated written contract expressing the entire agreement of the Parties concerning the subject matter referred to herein. All prior and contemporaneous discussions, negotiations and agreements have been and are merged and integrated into, and superseded by, this Agreement.

(b) Modifications. No modification, amendment, or waiver of any of the provisions contained in this Agreement shall be binding upon any Party unless made in writing and signed by both Parties or by a duly authorized officer or agent of each such Party.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law and to carry out each provision herein to the greatest extent possible, but if any provision is held to be void, voidable, invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby, and will be interpreted so as to effect, as closely as possible, the intent of the Parties.

(d) Non-Reliance on Other Parties. Each Party represents that he or it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of the Agreement. Except for statements expressly set forth in this Agreement, neither of the Parties has made any statement or representation to any other Party regarding a fact relied on by the other Party in entering into this Agreement, and no Party has relied on any statement, representation, or promise of any other Party, or of any representative or attorney for any other Party, in executing this Agreement.

(e) Negotiated Agreement. The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties. Accordingly, neither of the Parties shall be deemed to be the drafter of this Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the heirs, successors, executors, administrators and assigns of the Parties hereto and each of them. In the case of Employer, this Agreement is intended to release and inure to the benefit of Employer and Employer Releasees.

(g) No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

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(h) Dispute Resolution. Any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be settled solely and exclusively by binding arbitration in New York, New York administered by JAMS. Such arbitration shall be conducted in accordance with the then prevailing JAMS Streamlined Arbitration Rules & Procedures, with the following exceptions to such rules if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each Party to the arbitration will pay an equal share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any Party if written notice (pursuant to the JAMS’ rules and regulations) of the proceedings has been given to such Party. Each Party shall bear its own attorneys’ fees and expenses. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this Section shall be construed as precluding a Party from bringing an action for injunctive relief with respect to Section 9 above. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE OR IF THE PARTIES ARE SEEKING INJUNCTIVE OR EQUITABLE RELIEF AS PROVIDED ABOVE, THEN EACH PARTY: (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND EACH PARTY HERETO AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS REFERRED TO IN THIS SECTION 15(h).

(i) Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without taking into account conflict of law principles.

(j) Section 409A. The Parties intend that the payments and benefits due to be provided hereunder either (i) will not constitute “non-qualified deferred compensation” that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or (ii) will comply with the requirements of Section 409A, and to the greatest extent reasonably possible, this Agreement shall be interpreted and administered in accordance with such intent. Notwithstanding the foregoing, in the event that taxes, interest or penalties become due under Section 409A in respect of the payments and benefits due to be provided hereunder, Employee shall be solely responsible for payment of such taxes, interest or penalties.

(k) Counterparts. This Agreement may be executed in one or more original, electronic or facsimile counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the Parties.

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(l) Restricted Securities. Subject to all applicable laws, Employer agrees to cooperate and to take all steps reasonably required to assist Employee in obtaining the removal of the restrictive legend from any restricted securities held or acquired by Employee as and when such removal is permitted by such applicable laws. Further, subject to all applicable laws in accordance with all applicable statutory or regulatory waiting periods, at Employee’s request and at Employer’s sole expense, Employer shall promptly provide the necessary legal opinion from its counsel, in the form required by Employer’s transfer agent, and all other instructions to remove the restrictive legend from securities held by Employee.

[Signature Page Follows]

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EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE, THAT HE HAS HAD THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS, AND TO THE EXTENT EMPLOYEE HAS TAKEN LESS THAN TWENTY-ONE (21) DAYS TO CONSIDER THE AGREEMENT THAT HE FURTHER ACKNOWLEDGES THAT HE HAD SUFFICIENT TIME TO CONSIDER THE AGREEMENT AND CONSULT WITH COUNSEL AND DOES NOT DESIRE ADDITIONAL TIME, THAT EMPLOYEE VOLUNTARILY AND KNOWINGLY SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING EMPLOYER AND EMPLOYER RELEASEES FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:

/s/ Marc Panoff
Marc Panoff

RETROPHIN, INC.

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Chief Executive Officer

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EXHIBIT A

CONSIDERATION

1.	Employer will pay Employee an aggregate amount equal to One Hundred and Thirty Seven Thousand Five Hundred Dollars ($137,500), which will be paid on Employer’s regular payroll dates, determined in accordance with normal payroll practices, and in such amounts as would have been paid had Employee’s employment not terminated.

2.	Employer will pay Employee an aggregate amount equal to One Hundred and Thirty Seven Thousand Five Hundred Dollars ($137,500) in respect of Employee’s bonus for the fiscal year ended December 31, 2014. Such amount will be paid on the earlier of (a) February 28, 2015 or (b) a date determined by the board of directors of Employer.

3.	Employer will cause an additional Eighty-One Thousand Three Hundred and Thirty-Three (81,333) unvested shares of Employee’s restricted common stock of Employer to vest effective as of the Separation Date.

4.	Employer will permit Employee to continue to participate under and receive benefits pursuant to Employer’s benefit plan, subject to the terms of such program, for the period commencing immediately after the Separation Date and ending on the date that is the earlier of (a) nine (9) months following the Separation Date and (b) Employee’s acceptance of new employment which offers benefits (such period, the “Benefits Period”). Notwithstanding the foregoing, in the event Employer’s plan provider(s) do not permit the participation of former employees, if Employee timely elects continued group medical and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Employer will either pay directly or reimburse Employee for the COBRA premium payments for Employee and his eligible dependents under Employer’s group medical and dental plans to the extent such COBRA premium payments exceed premiums paid by then-current employees of Employer for similar coverage for the Benefits Period (or until such earlier time as Employee ends his participation in such coverage).*

*	Such payment shall only be made to the extent Employee elects and remains eligible for such coverage pursuant to applicable law. In addition, if any such payment during the Benefits Period would cause a violation of nondiscrimination rules or regulations issued with respect to Section 2716 of the Public Health Services Act (in reference to IRC Section 105(h)(2)), such payment will instead be made as taxable severance pay to Employee, the after-tax amount of which Employee may keep or apply toward premiums for continued coverage.

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EXHIBIT B

SECONDARY RELEASE

In consideration of the amounts payable pursuant to that certain Separation Agreement and Release, dated as of September 15, 2014 (the “Agreement”), by and between the undersigned, Marc Panoff (“Employee”), and Retrophin, Inc., a Delaware corporation (“Employer”), and other consideration the receipt and sufficiency of which is hereby acknowledged, Employee, on behalf of himself, his dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(a)	voluntarily, fully and unconditionally releases and forever discharges Employer, Employer’s affiliates, and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them, (hereinafter “Employer Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”) relating broadly to all matters touching upon Employee’s employment with Employer, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any or all said Employer Releasees, arising on or before the date this document is executed, including, but not limited to, any Claims arising out of or in any way connected with his employment with and/or separation from Employer, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act, as amended (the “OWBPA”), New York civil rights laws and regulations, New York wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(b)	agrees not to sue any or all of the Employer Releasees with respect to any matter released or discharged herein, except that he may seek a determination of the validity of the waiver of his rights under the ADEA. Nothing in this document is intended to reflect any belief that the waiver of Employee’s claims under the ADEA is invalid or unenforceable, it being the intent of the parties hereto that such claims are waived.

Notwithstanding the above, Employee does not and will not release or discharge pursuant to hereto (i) any right to continue his group health insurance coverage pursuant to applicable law; (ii) any vested benefits in any qualified retirement plan; (iii) any rights he may have in respect of equity awards or equity-based awards (each as set forth in the plan and agreements governing

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any such awards); (iv) any claim for breach of the Agreement; (v) any right or obligation from Employer to Employee created under the Agreement and (v) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). Employee does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on his behalf.

Employee hereby represents and warrants that at the time of execution of this document, he suffers from no disability or medical condition as defined under the Family and Medical Leave Act and/or any similar New York State law, nor does he have any workers’ compensation claims he intends to file against Employer.

Employee agrees and acknowledges that in executing this document, he does not rely and has not relied on any representation or statement by any of the Employer Releasees or by any of the Employer Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this document.

Employee agrees and acknowledges that he has been advised to consult with an attorney prior to executing this document. Employee represents, warrants and agrees that he has carefully read this Employee and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of his choice with respect to the advisability of this document and is signing this document, knowingly, voluntarily and without any coercion or duress. Employee further acknowledges that he has been given a period of twenty-one (21) days within which to consider whether to sign this document. Employee may execute this document at any time within the twenty-one (21) day period and by doing so Employee waives any right to the remaining days.

Employee has the right to revoke this document, solely with respect to his release of claims under the ADEA and the OWBPA (collectively, the “ADEA Release”), for up to seven (7) days after Employee executes this document. In order to revoke the ADEA Release, Employee must sign and send a written notice of the decision to do so, following the notice provisions set forth in Section 14 of the Agreement, which must be received no later than the eighth (8th) day after Employee executes this document.

Employee acknowledges that the obligations of Employer to make the payments required in Section 4 of the Agreement shall not become enforceable until the revocation period referenced above has expired. For the avoidance of doubt, if Employee revokes the ADEA Release, Employee will not be entitled to the consideration from Employer described in the Agreement. Employee further acknowledges that any revocation of the ADEA Release will not affect his release of any Claims that arise under any law (including common law) other than the ADEA and the OWBPA.

Executed this      day of                     , 2015.

Marc Panoff

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